As filed with the Securities and Exchange Commission on February 10, 1998

                                               Registration No. 333-31681


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                          REGISTRATION STATEMENT
                                  Under
                         The Securities Act of 1933

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                ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
           (Exact name of Registrant as Specified in its Charter)


     Pennsylvania              1311                               23-2888337
     (State of Organization)  (Primary Standard Industrial(IRS
                               Classification Number)              Employer
                                                            Idfication Number)

                                311 Rouser Road
                       Moon Township, Pennsylvania 15108
                                (412) 262-2830
                       (Address and Telephone Number of
                        Principal Executive Offices and
                        Principal Place of Business)

           ---------------------------------------------------------
                           James R. O'Mara, President
                              Atlas Resources, Inc.
              311 Rouser Road, Moon Township, Pennsylvania 15108
                               (412) 262-2830
           (Name, Address and Telephone Number of Agent for Service)


                                 Copies to:
Wallace W. Kunzman, Jr., Esq.                      James R. O'Mara
Kunzman & Bollinger, Inc.                          Atlas Resources, Inc.
5100 N. Brookline, Suite 600                       311 Rouser Road
Oklahoma City, Oklahoma 73112                      Moon Township, PA 15108

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Page 2
                                DEREGISTRATION

The undersigned hereby removes from registration 8.385 Units ("Units means the Limited Partner interests and the Investor General Partner interests offered to prospective Participants in the Partnership) of the Registrant which remained unsold at the termination of the offering.


                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Form SB-2 Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 10 day of February, 1998.



                                           ATLAS-ENERGY FOR THE NINETIES-
                                           PUBLIC #6 LTD.
                                           (Registrant)

                                           By:     Atlas Resources, Inc.
                                                   Managing General Partner



James R. O'Mara and Bruce M. Wolf,         By:    /s/ James R. O'Mara
pursuant to the Registration Statement,            James R. O'Mara,
have been granted Power of Attorney and are       President, CEO and Director
signing on behalf of the names shown below,
in the capacities indicated.
                                           By:   /s/ Bruce M. Wolf
                                                 Bruce M. Wolf,
                                                 General Counsel, Secretary
                                                 and Director

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following person in the capacities and on February 10, 1998.

   Signature                          Title

Charles T. Koval    :  Chairman of the Board and a Director
James R. O'Mara     :  President, Chief Executive Officer and a Director
Bruce M. Wolf       :  General Counsel, Secretary and a Director
Donald P. Wagner    :  Vice President of Operations
James J. Kritzo     :  Vice President of the Land Department
Tony C. Banks       :  Vice President of Finance and Chief Financial Officer
Frank P. Carolas    :  Vice President of Geology
Barbara J. Krasnicki:  Vice President of Administration
Joseph R. Sadowski  :  Director

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